Exhibit 99.1

Talos Announces Successful Completion of Consent Solicitation

Houston, Texas, October 28, 2022—Talos Energy Inc. (the “Company” or “Talos Energy”) (NYSE: TALO) today announced that Talos Production Inc. (“Talos Production”), a wholly owned subsidiary of the Company, has successfully completed its previously announced consent solicitation (the “Consent Solicitation”) with respect to its 12.00% Second-Priority Senior Secured Notes due 2026 (the “Notes”) to approve certain amendments (the “Proposed Amendments”) to the indenture governing the Notes (the “Indenture”).

In connection with the Consent Solicitation, Talos Production has received the consents (“Consents”) from holders of 95.77% of the aggregate principal amount of Notes outstanding to the Proposed Amendments as described in the consent solicitation statement, dated October 21, 2022 (the “Consent Solicitation Statement”). The Consent Solicitation expired at 5:00 p.m., New York City time, on October 27, 2022.

Accordingly, Talos Production executed the second supplement to the Indenture, which became effective upon its execution. Upon the consummation of the Second Merger (as defined in the Consent Solicitation Statement) and the cash payment by Talos Production of $5.00 per $1,000 in principal amount of Notes for which Consents were delivered on the date hereof, the Proposed Amendments will become operative. If the Second Merger is not consummated, no Consent Fee (as defined in the Consent Solicitation Statement) will be paid, the Proposed Amendments will not become operative and the Notes will continue to be subject to the current terms and conditions of the Indenture. The Consent Fee is expected to be paid substantially concurrently with the Merger Closing (as defined in the Consent Solicitation Statement), currently expected to occur in the fourth quarter of 2022 or early in the first quarter of 2023. If the Merger Closing does not occur by June 21, 2023 (subject to extension under certain circumstances), the Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among Talos, Talos Production, EnVen Energy Corporation, a Delaware corporation (“EnVen”), and the other parties thereto, may be terminated by Talos Energy or EnVen.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both through upstream oil and gas exploration and production and the development of carbon capture and sequestration opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and sequestration initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

investor@talosenergy.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger (the “Proposed Transaction”) between Talos Energy and EnVen, Talos Energy intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”) to register the shares of Talos Energy’s common stock to be issued in connection with the Proposed Transaction. The Registration Statement will include a document that serves as a prospectus and proxy statement of Talos Energy and a consent solicitation statement of EnVen (the “proxy statement/consent solicitation statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF TALOS ENERGY AND ENVEN ARE URGED TO CAREFULLY AND THOROUGHLY READ, WHEN THEY BECOME AVAILABLE, THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY TALOS ENERGY AND ENVEN WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TALOS ENERGY AND ENVEN, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

After the Registration Statement has been declared effective, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to shareholders of each of Talos Energy and EnVen. Investors will be able to obtain free copies of the Registration Statement and the proxy statement/consent solicitation statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Talos Energy and EnVen with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Talos Energy, including the proxy statement/consent solicitation statement/prospectus (when available), will be available free of charge from Talos Energy’s website at www.talosenergy.com under the “Investor Relations” tab.

PARTICIPANTS IN THE SOLICITATION

Talos Energy, EnVen and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Talos Energy’s stockholders and the solicitation of written consents from EnVen’s stockholders, in each case with respect to the Proposed Transaction. Information about Talos Energy’s directors and executive officers is available in Talos Energy’s Annual Report on Form 10-K for the 2021 fiscal year filed with the SEC on February 25, 2022, and its definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on April 6, 2022. Information about EnVen’s directors and executive officers is available via EnVen’s website at www.enven.com. Other information regarding the participants in the solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement, the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Security holders, potential investors and other readers should read the proxy statement/consent solicitation statement/prospectus carefully when it becomes available before making any voting or investment decisions.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”).

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements include, but are not limited to, (1) statements regarding the payment of the Consent Fee and (2) statements regarding the Proposed Transaction with EnVen described herein and as adjusted descriptions of the combined company and its operations, integration, debt levels, acreage, well performance, development plans, per unit costs, ability to maintain production within cash flow, production, cash flows, synergies, type curves, opportunities and anticipated future performance. Information adjusted for the Proposed Transaction should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the possibility that Talos Energy stockholders may not approve the issuance of new shares of Talos Energy common stock in the Proposed Transaction or that stockholders of EnVen may not approve the Merger Agreement; the risk that a condition to closing of the Proposed Transaction may not be satisfied, that either party may terminate the Merger Agreement or that the closing of the Proposed Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Proposed Transaction; the parties do not receive regulatory approval of the Proposed Transaction; the risk that changes in Talos Energy’s capital structure and governance could have adverse effects on the market value of its securities; the ability of Talos to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers and on Talos Energy’s operating results and business generally; the risk that the Proposed Transaction could distract management from ongoing business operations or cause Talos Energy to incur substantial costs; the risk that Talos Energy does not realize expected benefits of its hedges; the success of our carbon capture and sequestration projects; commodity price volatility due to the continued impact of the coronavirus disease 2019 (COVID-19), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the ability or willingness of OPEC and other state-controlled oil companies (OPEC Plus), such as Saudi Arabia and Russia, to set and maintain oil production levels; the impact of any such actions; the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; lack of transportation and storage capacity as a result of oversupply, government and regulations; lack of availability of drilling and production equipment and services; adverse weather events, including tropical storms, hurricanes and winter storms; cybersecurity threats; inflation; environmental risks; failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects; geologic risk; drilling and other operating risks; well control risk; regulatory changes; the uncertainty inherent in estimating reserves and in projecting future rates of production; cash flow and access to capital; the timing of development expenditures; potential adverse reactions or competitive responses to our acquisitions and other transactions, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 25, 2022 and in our Quarterly Reports on Form 10-Q that are available on Talos Energy’s website at www.talosenergy.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Talos Energy believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and Talos Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.